UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 14, 2008

SMARTHEAT INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-139649	98 -0514768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +86 (24) 2519-7699

Pacific Goldrim Resources, Inc. 1445 Pendrell Street, Suite 202 Vancouver, British Columbia Canada V6C 1S3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SMARTHEAT INC.

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2008, Pacific Goldrim Resources, Inc., a Nevada corporation (the "Company"), entered into and consummated a series of agreements which resulted in the acquisition of all of share capital of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd, a plate heat exchange products company organized under the laws of the People's Republic of China ("Taiyu"), the divestiture of the Company's prior exploration business, and the change of the Company's name to SmartHeat Inc.

The name change was accomplished on April 14, 2008 by merging the Company's wholly owned subsidiary SmartHeat Inc., a Nevada corporation ("SmartHeat"), into the Company.

The acquisition of Taiyu's share capital was accomplished pursuant to the terms of a Share Exchange Agreement dated April 14, 2008 (the "Share Exchange Agreement") by and among SmartHeat, Taiyu and all of the shareholders of Taiyu (the "Taiyu Shareholders").  At the closing under the Share Exchange Agreement all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of Yuan 25,000,000 was exchanged for an aggregate of 18,500,000 shares of SmartHeat common stock (the "Share Exchange").  As a result of the Share Exchange, Taiyu became a wholly-owned subsidiary of SmartHeat.

In addition, the following actions occurred under the terms of the Share Exchange Agreement:

•
Immediately following the closing of the Share Exchange, the Company transferred all of its pre-closing assets and liabilities (other than the obligation to pay a $10,000 fee to the Company's audit firm) to a wholly owned subsidiary, PGR Holdings, Inc., a Nevada corporation ("SplitCo"), under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated April 14, 2008 (the "Transfer Agreement").  The Company also sold all of the outstanding capital stock of SplitCo to Jason Schlombs (the former director and officer, and a major shareholder, of the Company) pursuant to a Stock Purchase Agreement dated April 14, 2008 (the "Split-Off Agreement") in exchange for the surrender of 2,500,000 shares of the Company's common stock held by Mr. Schlombs (the "Split-Off").

•
As a condition to the closing of the Share Exchange, Mr. Jun Wang, the Chairman and Chief Executive Officer of Taiyu was appointed to the board of directors of the Company and Mr. Schlombs, the former sole member of the board of directors of the Company resigned, effective as of the close of business on April 15, 2008. As a requirement to listing the Company's common stock on the NASDAQ Capital Market or other exchange, the Company will seek to add additional independent directors and increase the size of the board of directors following the Share Exchange.  The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

•
Also as a condition to the closing of the Share Exchange, Mr. Schlombs resigned as the President, Chief Executive Officer, Secretary and Treasurer of the Company and Mr. Jun Wang was appointed as President and Chief Executive Officer, Ms. Zhijuan Guo was appointed as Chief Financial Officer and Ms. Huajun Ai was appointed as Corporate Secretary.

Each of the Share Exchange Agreement, Transfer Agreement, and Split-Off Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

As a result of the Share Exchange and the cancellation of the 2,500,000 shares of the Company's common stock pursuant to the Split-Off Agreement, there are 22,549,900 shares of the Company's common stock issued and outstanding, approximately 82.04% of which are held by the former Taiyu Shareholders.  The shareholders of the Company immediately prior to the completion of these transactions hold the remaining 17.96% of the issued and outstanding share capital of SmartHeat.

As of the date of the Share Exchange Agreement and currently, there were no material relationships between the Company and Taiyu, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement, Transfer Agreement, and Split-Off Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, Transfer Agreement, and Split-Off Agreement which are filed as exhibits hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets

The Share Exchange

The Share Exchange

On April 14, 2008, the Company entered into the Share Exchange Agreement with Taiyu and the Taiyu Shareholders.  Upon closing of the Share Exchange on April 14, 2008, the Company acquired all of the equitable and legal rights, title and interests in and to the share capital of Taiyu and Taiyu became a wholly-owned subsidiary of the Company.  Pursuant to the Share Exchange Agreement, at closing, the Taiyu Shareholders received an aggregate of 18,500,000 shares of the Company's common stock in exchange for all of their equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of Yuan 25,000,000.

Immediately following the closing of the Share Exchange, under the terms of the Transfer Agreement, except for fees up to an amount of $10,000 due and owing to the Company's audit firm as of April 14, 2008, the Company transferred all of its pre-closing assets and liabilities to SplitCo.  Immediately thereafter pursuant to the Split-Off Agreement, the Company transferred all of its interest in SplitCo to Mr. Schlombs in exchange for the surrender and cancellation of 2,500,000 shares of the Company's common stock held by him.  After giving effect to the cancellation of those shares in the Split-Off, the stockholders of the Company immediately preceding the Share Exchange held 4,049,900 shares of the Company's common stock before giving effect to the stock issuances in the Share Exchange.  Such 4,049,900 shares constitute the Company's "public float" prior to the Share Exchange and will continue to represent the shares of our common stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended, (the "Securities Act") or other exemption from registration under the Securities Act permits sales of the shares issued to the Taiyu Shareholders, or a registration statement has been declared effective with respect to such shares.  Pursuant to the plan of distribution described in a registration statement on Form SB-2 filed by the Company during 2006, the registered public float shares may be sold in one or more transactions, including block transactions; on such public markets or exchanges as the common stock may from time to time be trading; in privately negotiated transactions; or in any combination of these methods of distribution and as otherwise described in the Form SB-2 Registration Statement.

As a result of the Share Exchange and the Split-Off, Taiyu became a wholly-owned subsidiary of the Company and the Taiyu Shareholders now hold approximately 82.04% of the Company's outstanding common stock.  The shareholders of the Company immediately prior the Share Exchange and Split-Off hold the remaining 17.96% of the issued and outstanding shares of the Company's common stock.

Prior to the closing of the Share Exchange, there were no options or warrants to purchase shares of capital stock of SmartHeat or Taiyu outstanding and neither the Company nor Taiyu had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's common stock issued to the Taiyu Shareholders in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Regulation S promulgated under the Securities Act.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement there were no material relationships between the Company and Taiyu, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on Taiyu's business as its sole line of business.  The Company has relocated its executive offices to A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang 110027, Peoples Republic of China, and its telephone number is +86 (24) 2519-7699.

The stockholders of the Company immediately preceding the Share Exchange will not be required to exchange their existing Goldrim stock certificates for certificates of the Company stating its new name, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the Share Exchange.  The American Stock Exchange and Nasdaq SmallCap Market will also consider the submission of existing stock certificates as "good delivery," in the event that the Company's shares are ever listed on those exchanges.  The Company cannot be certain that it will receive approval to list its common stock on any exchange or market should it apply for such listing.

Changes to the Board of Directors

Mr. Jun Wang, the Chairman and Chief Executive Officer of Taiyu was appointed to the board of directors of the Company effective as of the closing on June 14, 2008.  Mr. Jason Schlombs resigned as a director, effective as of the close of business on June 15, 2008.  As a result, Mr. Jun Wang became our sole member of our board of directors.

Following the Share Exchange, Mr. Schlombs resigned as President, Chief Executive Officer, Secretary and Treasurer of the Company and Mr. Jun Wang was appointed as President and Chief Executive Officer, Ms. Zhijuan Guo as Chief Financial Officer and Ms. Huajun Ai as Corporate Secretary.

The sole director holds office for a one-year term until the election and qualification of his successor(s).  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a "reverse acquisition," since the stockholders of Taiyu own a majority of the outstanding shares of the Company's common stock immediately following the Share Exchange.  Taiyu is deemed to be the acquiror in the reverse acquisition.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Taiyu and will be recorded at the historical cost basis of Taiyu, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and Taiyu, historical operations of Taiyu and operations of the Company from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Company common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of the consummation of the Share Exchange.  The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Share Exchange.

Tax Treatment

The Split-Off of SplitCo will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company's tax basis in the assets.  Any gain recognized, to the extent not offset by the Company's net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

Description of our Company

We were incorporated in the State of Nevada on August 4, 2006 under the name Pacific Goldrim Resources, Inc. as an exploration stage corporation that intended to engage in the exploration of silver, lead and zinc.  On April 14, 2008 we changed our name to SmartHeat Inc. and acquired all of the equity interests in Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd. ("Taiyu"), a privately held company formed under the laws of the People's Republic of China ("China") engaged in the design, manufacture, sale, and servicing of plate heat exchange products in China.

Prior to our acquisition of Taiyu, we were in the development stage and had minimal business operations.  We had no interest in any property, but had the right to conduct exploration activities on thirteen (13) mineral title cells covering 270.27 hectares (667.85 acres) in the Slocan Mining Division of southeastern British Columbia, Canada.  In connection with the acquisition of Taiyu, we transferred our prior assets and liabilities to a wholly owned subsidiary and sold all of the outstanding capital stock of that subsidiary to our former director and officer in exchange for 2,500,000 shares of our common stock.

Taiyu was formed in July, 2002 under the laws of China and is headquartered in Shenyang City, Liaoning Province, China.  Taiyu designs, manufactures, sells, and services plate heat exchangers ("PHEs"), compact plate heat exchanger units ("PHE Units"), and heat meters.  Taiyu is an authorized dealer of Sondex A/S, one of the world's leading PHE manufacturers.  Taiyu sells PHEs under the Sondex brand name and PHE Units under the Taiyu brand name.

Description of our Business

We design, manufacture, sell, and service PHEs, PHE Units and heat meters for a broad range of industries,  including petroleum refining, petrochemicals, power generation, metallurgy, food & beverage, and chemical processing.  We sell PHEs under the Sondex brand and PHE Units that are designed by our engineers and assembled with Sondex plates under our Taiyu brand name.  We are one of three authorized dealers of Sondex PHEs for the industrial and energy sectors in China.  Our Sondex distribution territory is North China.

Industry Overview

The PHE is a device which transfers energy, usually in the form of heat, from one fluid to another across a solid surface.  PHE analysis and design involves both convection and conduction.  PHEs were first invented in the mid 1920s to control pressure and temperature, and to increase energy efficiency in industrial use.  The most common heat transfer product used commercially up to date are shell-and-tube heat exchangers, which are still being used in older buildings and manufacturing facilities in China.  This technology is being rapidly replaced by plate heat exchangers which achieve superior heat transfer efficiency because of a larger heat transfer surface area.  PHEs can be installed in old buildings as well as new ones since they are smaller than the traditional heat exchangers and fit with in existing installations.

Today, heat exchangers are used in heat and power generation, HVAC and refrigeration, chemicals & petrochemicals, steel & metallurgy, aeronautics, textiles, food and beverage processing and various other manufacturing industries.  Heat transfer equipment is also being employed in new energy applications such as wind, solar, biomass and waste disposal.

Within the PHE industry, manufacturers are differentiated primarily based upon their reputation and the technology, improved efficiency, and durability of their products.  Given the growing importance of energy conservation and waste reduction, PHEs are likely to play an increasingly important role in many industries.

Market Overview

The global market for heat transfer products and compact PHE Units in 2006 was approximately $12 billion and $2.3 billion, respectively according to Alfa Laval, a leading manufacturer in our industry.  Large international PHE producers include: Alfa Laval, Sondex, GEA, Tranter SWEP, Danfoss, and Hisaka Works.

Heat transfer technology was introduced to China in the 1960's from Russia, mainly for applications in the petroleum industry.  Foreign manufacturers began to sell in China on a large commercial scale in the 1980's and have since dominated the Chinese market.  As domestic producers sprang up in the late 1980's and 1990's they began to take an increasingly larger share of the market.  The past decade has seen the rise of many domestic manufacturers along with joint venture operations between local and international firms.  Today the market is split between domestic firms, foreign JVs and direct imports.

China Heat Association believes that the domestic market for PHE products has been growing at an annual rate of about 30% since 2000 and that it will continue to grow at a similar rate until 2010 due to the continuation of industrialization and urbanization trends in China.  New environmental policies and regulations are also expected to have a positive impact on the demand for PHE products.

Products

PHEs

PHEs are used in a wide range of industries with the principal demand originating in the following industries: petroleum refining, petrochemicals, power generation, metallurgy, food & beverage, and chemical processing.  PHEs are constructed through the use of specifically manufactured stainless steel, titanium, and nickel plates welded together and are often referred to as the "PHE" within PHE Units.  The quantity and size of the plates used along with the total size of the PHE will vary according to the particular application requirements but generally do not exceed the size of a large refrigerator.

As one of the three authorized dealers of Sondex PHEs in China, we import finished stainless steel plates from Sondex and assemble customized PHEs based on client's specifications.  All PHE design is done in-house by our engineers utilizing Sondex tailored Paradox software.  In the initial year of our operations, the PHE was the cornerstone of our product line.  As an authorized Sondex dealer, we established a reputation as a high quality provider of PHEs in China.  In May 2003, we began to sell customized PHE Units containing Sondex plates.  While our direct third-party sales of PHEs have declined in recent years, the quantity of plates supplied through Sondex has continued to grow as they are incorporated in the PHE Units we sell.

PHE Units

PHE Units are mainly used in petroleum refining, chemicals and petrochemicals, energy generation, HVAC, steel, medical, electronics, food & beverage processing and other manufacturing sectors to reduce energy waste through heat recovery, improve temperature and pressure controls and cool equipment.  PHE Units are built by integrating PHEs with various pumps, temperature sensors, valves, and automated control systems to form a "unit" which is used along with other units to form a "PHE network" installed in the local district heating systems.  We specialize in making PHE Units for HVAC systems in residential and commercial buildings.

According to China's Ministry of Construction data, 2007 domestic demand for PHE Units in China was estimated at $139 million, and combined with the replacement of shell and tube heat exchangers is expected to increase by approximately 70% annually through 2010.

We began designing, manufacturing and selling our branded PHE Units in May 2003.  Our PHE Units are designed in-house by our system engineers employing online customized CAD design software based on Solid Works software which is integrated with our real-time enterprise resource planning system databases.  This advanced design platform provides the following benefits:

•	We can provide accurate price quotes instantly;

•	Our purchasing function is immediately notified of any additional material orders needed; and,

•	Our manufacturing operations are able to schedule production so that goods are delivered on a just-in-time basis.

The production and sale of PHE Units have been central to the Company's growth.  PHE Units require a comparatively higher level of technical skill and knowledge of the application markets and this is reflected in the price.  In the recent years, PHE Unit sales have contributed significantly to our revenue growth and high margins.  Less than five years after entering the market, we have emerged as a leading domestic producer of PHE Units, with approximately 8%share of the market in China.

Heat Meters

Heating companies in many western countries have long used meters to measure customer heat usage and invoice customers.  However, Chinese residents and commercial customers are largely billed based on the square footage of their utilized space.  Meters indicate heat in legal heat units and the calibration of meters in many countries is regulated by government agencies and subject to local or national guidelines.  Due to rising energy costs and the increased sensitivity to environmental issues, Chinese government and local utility companies have recently made the use of heat meters compulsory in several cities in China.  As of January 2007, heat meters are required by law in the cities of Tianjin, Xingtai, Chengde, and Handan.

Using our established relationships with provincial governments and utility companies throughout China, we introduced our patented heat meters to the market during the second quarter of 2006.  Sales to date have been insignificant.  However, in 2008 we plan to work with the various government entities to establish a national heating standard and become an active participant in China's heat meter market in the coming years.

Production

We conduct all manufacturing activities at our Shenyang plant.  We generally operate on an 8 hour shift, with the exception of the high season from May to November, during which we may operate the plant for 11-12 hours a day.  Production is driven by orders from clients and is scheduled on a just-in-time delivery basis.  Our Shenyang facility currently has the capacity to produce 10 PHEs, 3 PHE Units, and 50 heat meters per day.

Marketing

Since our entry into the market for PHE Units in May 2003, the Taiyu brand name has been promoted in conjunction with quality production and first-rate service by means of our successful track record, industry trade fairs and establishing and maintaining positive relationships with local governments in Beijing, Shenyang, Urumqi, Shandong, Jiangsu and Shanghai.  We attend the bi-annual HVAC trade fair in Shanghai and Chinese environmental protection forums and we visit the local utilities companies, oil refiners, steel and food & beverage companies.  Marketing costs are generally funded through working capital and expensed as incurred.

Suppliers

Plates

Plates1are supplied by Sondex under the terms of our Sondex authorized dealer arrangement.  We generally order stainless steel plates 2-3 months in advance based on production needs and forecasted sales.  Plate purchases generally constitute 40% of our total annual raw material purchases.  While we are an authorized dealer, annual or quarterly purchasing prices are not fixed and fluctuate according to Sondex's most recent pricing list.

1 All plates sold by Sondex to Taiyu contain gaskets unless otherwise specified.

Components

Components generally include pumps, valves, pipes, and electronic meters purchased from a variety of international (Siemens, Wilo A.G., Honeywell) and domestic suppliers who have been certified to meet Taiyu's quality specifications.  Components are ordered on an as needed basis.  Plates and components together constituted approximately 98% of raw materials purchases in 2007.

Customers

We sell both directly through our sales force and through a network of 29 national distributors located throughout China.  Our customer base consists mainly of large companies with the 10 largest customers accounting for over 60% of our total sales.  The 10 largest customers and respective revenues during 2007 are as follows:

Customer Name	Sales ($000s) 2007	% of Sales 2007
Dalkia (Jiamusi) Heat & Power	$2,790	21.0%
Urumqi Heat Power Co. Ltd	1,256	9.5%
Sinopec Shenli Oil Field	892	6.7%
Shenyang Huanggu Thermo Electric Heating Inc.	848	6.4%
Northern United Electric Co. Ltd., Qingshan	634	4.8%
YSKN (Beijing) Machinery & Elec Dev. Co.	527	4.0%
Shenyang Power Co., Ltd., No.3	452	3.4%
Tianjin Binhai Machinery & Elec Equip Co. Ltd	423	3.2%
Shenyang Longyan Heating Co., Ltd	373	2.8%
Yingkou Development and Construction Co. Ltd	362	2.7%
Sales to Top 10 Customers	$8,557	64.5%
Total Sales	$13,273

Each sale can range from $2,500 to $500,000 and up depending on the client's needs.  Contract implementation generally takes one to six months.  Outstanding receivables are collected upon completion of work with the exception of a 10% warranty hold-back that remains unpaid and outstanding for 12-18 months following delivery and contract completion.  All of our work is performed based on written contracts and there are no oral contracts.  Historically, the Company has not had any uncollected warranty hold-backs.

Intellectual Property

We use the Taiyu brand name on all the PHE Units and heat meters we sell.  We have applied to the China Trademark Bureau for the registration of this trade name and we are awaiting approval of our application.  We believe that the Taiyu brand name is recognized in China's heating industry for quality and efficiency.  We have five registered patents in China for both PHE products and heat meters.

These patents are integral to our ability to create and design PHEs and PHE Units.  To the extent third parties utilize such patents in their work, we do not receive royalties or licensing fees from any such third parties.

Research and Development

To maintain our competitive edge in the marketplace and keep pace with new technologies, constant research and development work is required to find improved efficiencies in design, cost, and energy capture.  While the core technology for plate production remains with Sondex, our competitive advantage in the market stems from our engineering and system design capabilities.

Research and development costs are funded through working capital and expensed as incurred.  We plan to spend approximately $110,000 in 2008 on identifying new industry applications for PHEs, improving the accuracy of heat meters, designing heat meters for industrial usage, developing multifunctional PHE units and modifying PHE designs to meet the current market demand.

While we have no formal written alliances with the universities, we work with several professors who are heat transfer experts on an individual consulting basis.

Governmental and Environmental Regulation

While our PHE & PHE Units business and products are not subject to any material regulation by the Chinese government or other national agency, we have obtained National Safety Certification for our PHE products and we are an ISO 9000 certified manufacturer.  The National Safety Certification is not required for either production or sale of PHE products.  However, obtaining this certification confirms our commitment to safety and quality.  For companies in industries utilizing high temperatures or pressure in their production processes, the certification is of critical importance in choosing a PHE provider.  Of over 500 companies selling PHEs in China, we believe that only 30 companies have obtained this certification.

Conversely, heat meters require a license for production and sale.  We obtained this license on August 12, 2005.  The license is valid for 3 years through August 11, 2008 at which time it will need to be renewed.  The Safety Bureau conducts site visits and inspections of documents on a periodic basis to verify adherence to the standards.

While heat meters are only required in four cities in which local legislation has been passed on requiring the installation of heat meters and so far no national legislation has been passed requiring heat meters in the rest of China, expected legislation in the coming year mandating such would likely impact National certification standards.  We plan to work with both the National and local governments in establishing such standards.

Our business and company registrations are in compliance with the laws and regulations of the municipal governments of Shenyang and China.

We are subject to China's National Environmental Protection Law as well as local laws regarding pollutant discharge, air, water, and noise pollution, with which we comply.

Competition

The Company competes only in the domestic Chinese market.  We believe our competitive advantages lie in our superior engineering and design skills, our affiliation with Sondex, the longevity and efficiency of the Sondex plates we use, our just-in-time delivery and the reliable after sale service we provide through our local service centers.

PHEs

Alfa Laval has the largest market share in mainland China.  An assortment of other foreign producers hold an aggregate market share of 20%, and the rest of the market is divided among multiple domestic producers.  While we believe the quality or our PHEs is considered on par with Alfa Laval's, our prices are approximately 15% lower.  In comparison with the other domestic producers, our prices are approximately 15% higher.

PHE Units

According to data from the China Heating Association, we were the leading producer and seller of PHE Units in China in 2007, representing 8% of the market, followed by Danfoss, and Accessen (a Sino-US JV established by Denmark's Accessen and utilizing Alfa Laval plates as well as their own plates in their PHE Units).  Danfoss competes directly with us for the local heat and power companies' contracts in larger cities, while Accessen targets the petrochemical, metallurgy and HVAC sectors.

As the majority of projects are awarded on a bid basis, prices among leading competitors are difficult to assess.  For certain projects, we do not bid, but negotiate directly with the customers.  We have done prior projects with some of the customers we negotiate with, including our largest customer in 2007, Dalkia, a JV between Dalkia and the local government in Heilongjiang province.  Dalkia is the leading provider of energy services in Europe, active in multiple energy projects in China and is a subsidiary of Veolia EDF.

Heat Meters

The market for heat meters is extremely fragmented with multiple overseas and domestic producers and no established leaders.  Currently, the industry lacks National product standards which will be needed if legislation requiring heat meters for all residential and commercial spaces is passed during 2008-2010.  Two of our goals for the near future are to become an integral player in the establishment of National Heat Meter Standards and a leading supplier of heat meters in China.

Seasonality

We typically experience stronger third and fourth calendar quarters and weaker first and second calendar quarters due to the seasonal related fluctuations in sales volumes.  Customer demand for heat exchange products is also influenced by weather.

Description of Property

Our headquarters and manufacturing facilities are located in Shenyang's Economic and Technological Development Zone, Shenyang City, Liaoning Province, PRC.  We own two buildings which include our office headquarters and primary manufacturing facilities.  We have been granted the right to use the land in Shenyang by the Municipal administration of state-owned land through June 2055.

In addition to the two buildings in Shenyang, we own four vehicles, two dual beam cranes and other special equipment.

Employees

As of April 14, 2007, we had 131 full-time employees.  We plan to hire additional employees during 2008 as shown below:

Function Unit	Current Number of Employees	Recruitment Budget	Total after the Budget
CEO	1	0	1
Technology Department	19	3	22
Heat Meter Department	4	0	4
Manufacturing Department	18	28	46
Logistics Department	6	0	6
Quality Department	4	1	5
Marketing Department	3	0	3
After-sale Service Department	5	1	6
Finance Department	6	0	6
Administrative Department	9	0	9
Sales Department	56	7	63

We maintain strong ties with our employees and staff and retention is stable.  Our employee contracts adhere to both State and Provincial employment and all social security regulations.  All compensation including social insurance is paid in a timely manner to authorities and employees.  There have been no disputes and there are no collective bargaining agreements.

Our sales personnel are eligible to receive annual bonuses based on pre-established sales targets.  Production employees are also eligible for annual bonuses based on product quality ratios, customer complaint ratios, new product invention, and product inventory.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact made in this report including, without limitation, statements regarding our future financial position or results, levels of activity, events, trends or plans, are forward-looking statements.  In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, there is no assurance that such expectations will be accomplished. Forward-looking statements reflect our current expectations and are inherently uncertain.  Our actual results may differ significantly from our expectations.  Some factors that might cause or contribute to such discrepancy include those factors listed in the section "Risk Factors" beginning on page 19 of this Report on Form 8-K.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Management Discussion and Analysis of Plan of Operations

The following discussion and analysis should be read in conjunction with our financial statements, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.

Our management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions.  We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

This discussion should be read in conjunction with the other sections of this Report, including "Risk Factors," "Description of Business" and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See "Forward-Looking Statements." Our actual results may differ materially.

While our significant accounting policies are more fully described in Note 1 to our combined financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Overview

We are one of three authorized OEMs of Sondex PHEs in China, specializing in the manufacturing, sale, research, and servicing of PHEs, PHE Units and heat meters for a broad range of industries such as petroleum refinement, petrochemicals, power generation, metallurgy, food & beverage, and chemical processing.  We also sell PHEs under the Sondex brand and PHE Units that are designed by us and using PHEs that are assembled with Sondex plates under our Taiyu brand name.

Our revenue is subject to fluctuations due to the timing of sales of high-value products, the impact of seasonal spending patterns, the timing and size of projects our customers perform, changes in overall spending levels in the industry and other unpredictable factors that may affect customer ordering patterns.  Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue.  Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of our operating results are not a good indication of future performance.

Basis of Presentation

The audited financial statements as of December 31, 2007 and 2006, that are presented are those of Taiyu rather than SmartHeat because Taiyu is our operating business, and SmartHeat's acquisition of Taiyu was deemed completed on April 14, 2008.  A detailed description of this acquisition transaction is provided under the section titled “Share Exchange” in 2.01 of this Report on Form 8-K.  The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  The accompanying pro forma combined balance sheet presents the accounts of SmartHeat, and Taiyu as if SmartHeat’s acquisition of Taiyu occurred on December 31, 2007.  The accompanying pro forma combined statements of operations present the accounts of Taiyu and SmartHeat for the year ended December 31, 2007 as if acquisition occurred on January 1, 2007.  The acquisition of Taiyu by SmartHeat has been accounted for as recapitalization of Taiyu as Taiyu’s shareholders will be the majority shareholders of the Company.

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd (Yushi).  Yushi is engaged in manufacturing and selling of heat power equipment.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Accounts receivable is net of unearned interest.  Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company's borrowing rate for the year.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis.  Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5 - 10 years

Revenue Recognition

Our revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”).  For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at the balance sheet date.  Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income."  Gains and losses resulting from foreign currency transactions are included in income.  There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income.”  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Recent Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141R”).  SFAS 141R will significantly change the accounting for business combinations.  Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions.  SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Noncontrolling interests (formerly known as “minority interests” – see SFAS 160 discussion below) will be valued at fair value at the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements.  SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Earlier adoption is prohibited.  Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009.  We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date.  SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.  SFAS 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Like SFAS 141R discussed above, earlier adoption is prohibited.  We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS 160 on our consolidated financial position, results of operations and cash flows.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value.  Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year.  The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income.  Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position.  The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006.  We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant.  The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its financial statements.

Results of Operations

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

Year Ended December 31	2007		2006
	$	% of Sales	$	% of Sales
Sales	13,273,151		8,205,166
Cost of sales	(8,667,353)	65.0%	(5,710,540)	70.0%
Gross Profit	4,605,798	35.0%	2,494,626	30.0%
Operating Expenses	(2,369,090)	18.0%	(1,642,721)	20.0%
Income from Operation	2,236,708	17.0%	851,905	10.0%
Other Income (Expenses), net	24,957	0.2%	39,587	0.5%
Net Income	2,087,891	16.0%	832,612	10.0%

Sales.  Net sales for 2007 were approximately $13.27 million while our net sales in 2006, were approximately $8.21 million, an increase in revenues of $5.06 million, or 62%.  The increase was due to growing demand for our product resulting from rapid increase in newly-build residential communities in Shenyang City and surrounding area.  We also increased the number of our sales representatives to develop new customers in more cities in China. We believe that our sales will continue to grow because we are strengthening our sales efforts by hiring more sales personnel, increasing the sales channels, and improving the quality of our products

Cost of Sales.  Cost of sales for 2007 were approximately $8.67 million while our cost of sales in 2006, were approximately $5.71 million, an increase of $2.96 million, or 52%.  The increase in cost of sales can be attributed to the increase of production and sales activities in 2007.  Cost of sales as a percentage of sales was approximately 65% for 2007 and 70% for 2006.  The decrease in cost of sales as a percentage of sales in 2007 was mainly due to the economy of scale, higher the production volume, lower the cost of each product manufactured.  We believe that our cost of sales will continue to remain stable as we will improve the efficiency of manufacturing facility.

Goss Profit (Loss).  Gross profit was $4.61 million for 2007 as compared to $2.49 million for 2006, representing gross margins of approximately 35% and 30% for 2007 and 2006, respectively.  The increase in our gross profits and gross profit margin was mainly due to the increase of sales activities and due to the economy of scale discussed above.

Operating Expenses.  Operating expenses consisted of selling, general and administrative expenses totaled approximately $2.37 million for 2007 as compared to $1.64 million for 2006, an increase of approximately $726,000 or 44%.  The increased in operating expenses was mainly due to proportional increase in after-sale service, payroll, insurance and travel expenses with our increased sales and production.

Net Income.  Our net income for the year ended December 31, 2007 was $2.09 million as compared to approximately $832,000 for the year ended December 31, 2006, an increase of $1.26 million or 151%.  This increase is attributable to economy of scale combined with rapid growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Liquidity and Capital Resources

The following is a summary of cash provided by or used in each of the indicated types of activities during year ended December 31, 2007 and 2006:

	2007	2006
Cash provided by (used in):
Operating Activities	$3,047	$(51,587)
Investing Activities	(909,280)	(889,490)
Financing Activities	1,075,719	967,328

Net cash flow provided by operating activities was $3,047 in fiscal 2007, as compared to net cash flow used in operating activities of $51,587 in fiscal 2006. The increase in net cash flow from operating activities in fiscal 2007 was mainly due to decrease in inventory, increase in customer deposits, tax and other payables.  In addition, our net income has increased rapidly compared to 2006 which brought more cash to the company, but at the same time, our accounts receivable have increased which held back our cash inflows.

Net cash flow used in investing activities was $909,280 for fiscal 2007, as compared to net cash used in investing activities of $889,490 in fiscal 2006.  The increase of net cash flow used in investing activities in fiscal 2007 was mainly due to acquisition of manufacturing equipment and other office equipment and furniture during the year.

Net cash flow provided by financing activities was $1,075,719 in fiscal 2007 as compared to net cash provided by financing activities of $967,328 for fiscal 2006. The increase of net cash flow provided by financing activities in fiscal 2007 was mainly due to increased short term loans with banks and other third parties.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

The Company is obligated for the following short term loans payable as of December 31, 2007:

Balance at December 31, 2007
Short term loan with China CITIC Bank in the PRC for 6, 000,000 RMB, or $822,526. This loan was entered into on Apr 28, 2007 and is due on Apr 12, 2008. This loan bears interest at 7.029% per annum.	$822,526
Short term loan with Citibank (China) Co., Ltd with branch in the PRC for 10,200,000 RMB. This loan was entered into on Jun 25, 2007 and is due on Jun 24, 2008. This loan bears interest at 5.265% per annum.	1,302,333
The Company entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear interest at 6.903% per annum.	1,412,003
The Company entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008. These loans bear interest at 6.903% per annum.	390,670
The Company entered into a short term loan with another third party company in the PRC for 5,050,000 RMB. This loan was entered into on Aug 31, 2005 and was due on Aug 31, 2006. This loan bears no interest. Imputed interest on the loan was immaterial. This loan became payable on demand after Aug 31, 2006.	692,292
$4,619,856

Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control The risks described below are not the only ones facing our company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

Our relationship with Sondex has substantially contributed to our business and its growth.  We could be adversely affected if that relationship terminated

We are one of three authorized dealers appointed by Sondex A/S for PHEs in China.  Our territory is North China.  Sondex is one of the world's leading PHE manufacturers.  Our sales of Sondex PHEs have contributed to our reputation for the high quality of the products we manufacture and sell.  If our relationship with Sondex were to terminate, our business, revenues, and results of operations could be adversely affected.

The markets we serve are subject to seasonality and cyclical demand, which could harm our business and make it difficult to project long-term performance.

Demand for our products depends in large part upon the level of capital and maintenance expenditures of our customers and the end users.  These expenditures have historically been cyclical in nature and vulnerable to economic downturns.  Decreased capital and maintenance spending by our customers could have a material adverse effect on the demand for our products and our business, financial condition and results of operations.  In addition, this historically cyclical nature of the demand for our products limits our ability to make accurate long-term predictions about our performance.  Changing world economic and political conditions may also reduce the willingness of our customers and prospective customers to purchase our products and services.  The seasonality of our business results in significant operational challenges to our production and inventory control functions.

We derive a substantial part of our revenues from several major customers.  If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

Our five largest customers accounted for 48.5% of our revenues for the year ended December 31, 2007 and our ten largest customers accounted for 64.5% our revenues for the year ended December 31, 2007.  Our largest customer accounted for 21% of our revenues in the year ended December 31, 2007.  These customers may not maintain the same volume of business with us in the future.  If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

We use estimates when accounting for contracts.  Changes in estimates could affect our profitability and overall financial position.

Contract accounting requires judgment relative to assessing risks, estimating contract revenues and costs, and making assumptions for schedule and technical issues.  Due to the size and nature of many of our contracts, the estimation of total revenues and costs at completion is complicated and subject to many variables.  For example, assumptions have to be made regarding the length of time to complete the contract because costs also include expected increases in wages and prices for materials.  Similarly, assumptions have to be made regarding the future impact of efficiency initiatives and cost reduction efforts.  Incentives, awards, or penalties related to performance on contracts are considered in estimating revenue and profit rates and are recorded when there is sufficient information to assess anticipated performance.  Because of the significance of the judgments and estimation processes described above, it is possible that materially different amounts could be obtained if different assumptions were used or if the underlying circumstances were to change.  Changes in underlying assumptions, circumstances, or estimates may have a material adverse effect upon future period financial reporting and performance.

We cannot be certain that our product innovations and marketing successes will continue.

We believe that our past performance has been based on, and our future success will depend, in part, upon our ability to continue to improve our existing products through product innovation and to develop, market and produce new products.  We cannot assure you that we will be successful in introducing, marketing and producing any new products or product innovations, or that we will develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance.  Our failure to develop new products and introduce them successfully and in a timely manner could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our technology may not satisfy the changing needs of our customers.

With any technology, including the technology of our current and proposed products, there are risks that the technology may not successfully address all of our customers' needs.  While we have already established successful relationships with our customers, there needs may change or vary.  This may affect the ability of our present or proposed products to address all of our customers' ultimate technology needs in an economically feasible manner.

We may not be able to keep pace with rapid technological changes and competition in our industry.

While we believe that we have hired or engaged personnel and outside consultants who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop "next generation" technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in this evolving industry and market.  In addition, our industry is highly competitive.  Although we believe that we have developed strategic relationships to best penetrate the China market, we face competition from other manufacturers of product similar to our products.  Some of our competitors' advantages over us in both the areas of products, marketing, and services include the following:

•	Substantially greater revenues and financial resources;

•	Stronger brand names and consumer recognition;

•	The capacity to leverage marketing expenditures across a broader portfolio of products;

•	Pre-existing relationships with potential customers;

•	More resources to make acquisitions;

•	Lower labor and development costs; and

•	Broader geographic presence.

We will face different market dynamics and competition if we expand our market to other countries.  In some international markets, our future competitors would have greater brand recognition and broader distribution than we have.  We may not be as successful as our competitors in generating revenues in international markets due to our inability to provide products that are attractive to the market in other countries, the lack of recognition of our brand, and other factors.  As a result, any international expansion efforts could be more costly and less profitable than our efforts in the domestic market in China.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business.

We depend on a limited number of suppliers of components for our products and if we are unable to obtain these components when needed, we would experience delays in manufacturing our products and our financial results could be adversely affected.

We acquire most of the components for the manufacture of our products from a limited number of suppliers.  In order for us to have our products manufactured, these components must be available at the right level of quality and at the right price.  Suppliers of some of these components require us to place orders with significant lead-time to assure supply in accordance with our requirements.  Certain of these suppliers are currently the sole source of one or more components upon which we are dependent and alternative sources would not be available for those components unless we were to redesign our products.  Other components could be obtained from alternative suppliers without redesign, but only at higher prices than we currently pay or for delivery later than required by our production schedule.  We rely on Sondex for parts for our PHE products and PHE Units.  If we were unable to obtain adequate supplies of parts from Sondex at commercially reasonable prices, our operations could be interrupted.  We maintain a relatively small inventory of component parts for resale and our parts services business would suffer if the supply of replacement parts was reduced or terminated by our suppliers.  If suppliers are not able to provide these critical components on the dates and at the prices scheduled, we may not be able to promptly and cost-effectively manufacture our products to meet customer orders which could harm our credibility and the market acceptance and sales of our products.  Increased costs associated with supplied materials or components could increase our costs and reduce our profitability if we are unable to pass these cost increases on to our customers.

We are a major purchaser of certain goods and raw materials that we use in the manufacturing process of our products, and price changes for the commodities we depend on may adversely affect our profitability.

Our profitability generally depends upon the margin between the cost to us of certain goods used in the manufacturing process, such as plates, pumps, water tanks, sensors and controlling systems and other raw materials as well as our fabrication costs associated with converting such goods and raw materials compared to the selling price of our products, and the overall supply of raw materials.  It is our intention to base the selling prices of our products upon the associated raw materials costs to us.  However, we may not be able to pass all increases in raw material costs and ancillary acquisition costs associated with taking possession of the raw materials through to our customers.  Although we are currently able to obtain adequate supplies of raw materials, it is impossible to predict future availability.  With the rapid growth of China's economy, the demand for certain raw materials is great while the supply may be more limited.  This may affect our ability to secure the necessary raw materials in a cost-effective manner for production of our products at the volume of purchase orders that we anticipate receiving.  The inability to offset price increases of raw material by sufficient product price increases, and our inability to obtain raw materials, would have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Despite testing by us defects may be found in existing or new products.  Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems.  Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products.  If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

Due to the nature of our business and products, we may be liable for damages based on product liability and warranty claims.

Due to the high pressures and temperatures at which many of our products are used and the fact that some of our products are relied upon by our customers or end users in their facilities or operations, or are manufactured for relatively broad consumer use, we face an inherent risk of exposure to claims in the event that the failure, use or misuse of our products results, or is alleged to result, in bodily injury, property damage or economic loss.  We believe that we meet or exceed existing professional specification standards recognized or required in the industries in which we operate.  We have been subject to claims in the past, none of which have had a material adverse effect on our financial condition or results of operations, and we may be subject to claims in the future.  Although we currently maintain product liability coverage, which we believe is adequate for the continued operation of our business, such insurance may become difficult to obtain or unobtainable in the future on terms acceptable to us and may not cover warranty claims.  A successful product liability claim or series of claims against us, including one or more consumer claims purporting to constitute class actions, in excess of our insurance coverage or a significant warranty claim or series of claims against us could materially decrease our liquidity and impair our financial condition.

We may experience delays in launching our products, which would negatively impact our position in the marketplace.

We may experience delays in bringing new products to market, due to design, manufacturing or distribution problems.  Such delays could adversely affect our ability to compete effectively and may adversely affect our relationship with our customers.  Any such delays would adversely affect our revenues and our ability to become profitable.

If we are not able to manage our growth, we may not be profitable.

Our success will depend on our ability to expand and manage our operations and facilities.  There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees.  In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems.  If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively.  Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

We face risks associated with managing international operations.

Almost all of our operations are conducted in China.  There are a number of risks inherent in doing business in such market, including the following:

•	unfavorable political or economical factors;

•	fluctuations in foreign currency exchange rates;

•	potentially adverse tax consequences;

•	unexpected legal or regulatory changes;

•	lack of sufficient protection for intellectual property rights;

•	difficulties in recruiting and retaining personnel, and managing international operations; and

•	less developed infrastructure.

Our inability to manage successfully the risks inherent in our international activities could adversely affect us.   Because of the risks associated with conducting an international operation (including the risks listed above), there can be no assurances that our international expansion will be successful.

We may not be able to adequately protect our technology and other proprietary rights.

Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties both domestically and abroad.  We have patents and patent applications pending in China, and have worked and continue to work closely with Chinese patent officials to preserve our intellectual property rights.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents and trademarks relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	Issued patents and trademarks may not provide us with any competitive advantages;

•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

In addition, while we have developed substantial goodwill for our Taiyu brand in China, our application for the registration of that mark is still pending and there is no assurance that our application will be granted.

Effective protection of intellectual property rights may be unavailable or limited in certain foreign countries.  If we are unable to adequately protect our proprietary rights, then it would have a negative impact on our operations.

We may be subject to claims that we have infringed the proprietary rights of others, which could require us to obtain a license or change our designs.

Although we do not believe that any of our products infringe the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.  Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities.  In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.  If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute.  Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry.  Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future growth.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors' perceptions of, and demand for, companies in our industry;

•	Investors' perceptions of, and demand for, companies operating in China

•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	Our future results of operations, financial condition and cash flows;

•	Governmental regulation of foreign investment in companies in particular countries;

•	Economic, political and other conditions in the United States, China, and other countries; and

•	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to our existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We face risks associated with currency exchange rate fluctuations.

Although we currently transact parts of our business in U.S., a larger portion of our revenues is denominated in other foreign currencies.  Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results.  Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

Historically, we have not engaged in exchange rate hedging activities.  Although we may in the future implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations.

Our business could be subject to environmental liabilities.

As is the case with manufacturers of similar products, we use certain hazardous substances in our operations.  Currently we do not anticipate any material adverse effect on our business, revenues or results of operations,  as a result of compliance with Chinese environmental laws and regulations.  However, the risk of environmental liability and charges associated with maintaining compliance with environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our president and chief executive officer.  Loss of their services could adversely impact our ability to achieve our business objectives.  We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel.  The rapid growth of the economy in China has caused intense competition for qualified personnel.  We cannot guarantee that any employee will remain employed by us for any definite period of time or that we will be able to attract, train or retain qualified personnel in the future and the loss of personnel could have a material adverse effect on our business and company.  Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers' requirements.  We need to employ additional personnel to expand our business.  There is no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future.  The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

We will incur significant costs as a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations.  Taiyu has never operated as a public company.  As a public company with substantial operations, we will incur increased legal, accounting and other expenses.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  Certain members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly traded company.  We will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder.  Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Corporation have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national stock exchanges as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

We do not have a board member that qualifies as an "audit committee financial expert" or that qualifies as "independent" as that term is used in the rules of the Securities and Exchange Commission or the Nasdaq Marketplace Rules.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital.  We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Share Exchange, we became a holding company with no material assets other than the stock of our wholly-owned subsidiary.  Accordingly, all our operations will be conducted by Taiyu, our wholly-owned subsidiary.  We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in its operations.

All of Taiyu's liabilities survived the Share Exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the Share Exchange, certain due diligence activities on the Company and Taiyu were performed.  The due diligence process may not have revealed all liabilities (actual or contingent) of the Company and Taiyu that existed or which may arise in the future relating to the Company's activities before the consummation of the Share Exchange.  Notwithstanding that all of the Company's pre-closing liabilities were transferred to SplitCo pursuant to the Transfer Agreement Split-Off, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve.  The provisions and terms of the Transfer Agreement and Split-Off may not be sufficient to protect us from claims and liabilities and any breaches of related representations and warranties.  Any liabilities remaining from the Company's pre-closing activities could harm our financial condition and results of operations.

Because Taiyu has become public by means of a share exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Taiyu's becoming public through the Share Exchange Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Our director and Chief Executive Officer has the ability to obtain a substantial ownership interest in one of our major stockholders which could give him significant influence over certain major decisions on which our stockholders may vote and may discourage an acquisition of us.

Mr. Jun Wang, our director and Chief Executive Officer, was at one time the owner of 50% of the equity in Beijing YSKN Machinery & Electronic Equipment Co., Ltd ("YSKN"), a company which is the record holder of 30.19% of our outstanding common stock.  He transferred his 50% interest in YSKN to a friend and, by means of his personal relationship with that friend, believes that he has the right to the return of that 50% interest upon request.  If Mr. Wang were to do so, he would have substantial influence over the actions of that substantial stockholder.  As a result, Mr. Wang could have significant influence over all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our certificate of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.

The interests of Mr. Wang may differ from the interests of other stockholders.  This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our charter documents contain provisions that could discourage or prevent a potential takeover, even if such a transaction would be beneficial to the Company's stockholders.

The Company's certificate of incorporation and By-Laws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors.  See "Description of Securities."

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to Generally Accepted Accounting Principles in the United States (GAAP) arise from new and revised standards, interpretations, and other guidance issued by the Financial Accounting Standards Board, the SEC, and others.  In addition, the U.S. Government may issue new or revised Cost Accounting Standards or Cost Principles.  The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others.  Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to Our Business being Conducted in China

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in China.  Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

China's economic policies could affect our business.

Substantially all of our assets are located in China and all of our revenue is derived from our operations in China.  Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of China, but they may also have a negative effect on us.  For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.  The economy of China has been changing from a planned economy to a more market-oriented economy.  In recent years our government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by our government.  In addition, our government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

China historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in China.  Our cash accounts are not insured or otherwise protected.  Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in China, any loss which we suffer may not be insured or may be insured to only a limited extent.

The insurance industry in China is still in an early state of development and insurance companies located in China offer limited business insurance products.  In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

Tax laws and regulations in China are subject to substantial revision, some of which may adversely affect our profitability.

The Chinese tax system is in a state of flux, and it is anticipated that China's tax regime will be altered in the coming years.  Tax benefits that we presently enjoy may not be available in the wake of these changes, and we could incur tax obligations to our government that are significantly higher than anticipated.  These increased tax obligations could negatively impact our financial condition and our revenues, gross margins, profitability and results of operations may be adversely affected as a result.

Certain tax exemptions that we presently enjoy in China are scheduled to expire over the next several years.

As a substantial portion of our operations are located in a privileged economic zone, we are entitled to certain tax benefits.  When these exemptions expire, our income tax expenses will increase, reducing our net income below what it would be if we continued to enjoy these exemptions.

We may face judicial corruption in China.

Another obstacle to foreign investment in China is corruption.  There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through China's poorly developed and sometimes corrupt judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues.  Controversies may arise in the future between these two countries.  Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China.  Over the past several years, the Chinese government of T has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.  Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system.  Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment.  Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock.  In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

As we import goods into and export goods out of China, fluctuation of the Renminbi may affect our financial condition by affecting the volume of cross-border money flow.

Although we use the United States dollar for financial reporting purposes, most of the transactions affected by our operating subsidiaries are denominated in China's Renminbi.  The value of the Renminbi fluctuates and is subject to changes in China's political and economic conditions.  We do not currently engage in hedging activities to protect against foreign currency risks.  Even if we chose to engage in such hedging activates, we may not be able to do so effectively.  Future movements in the exchange rate of the Renminbi could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China.

We may not be able to obtain regulatory approvals for our products.

The manufacture and sale of our products in China are regulated by The People's Republic of China and the local provincial governments.  Although our licenses and regulatory filings are current, the uncertain legal environment in China and our industry may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

As our executive officers and several of our directors, including the chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States.  Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts.  In addition, the courts in China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws.  Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

Risks Related to Our Securities

Our common stock price is subject to significant volatility, which could result in substantial losses for investors.

Prices for our shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

•	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock

•	technological innovations or new products and services by us or our competitors;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	the depth and liquidity of the market for the shares;

•	quarter-to-quarter variations in our operating results;

•	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

•	investors' evaluations of our future prospects and the food industry generally;

•	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

•	our dividend policy; and

•	general economic and market conditions.

In addition, the stock market often experiences significant price and volume fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded.  These market fluctuations could adversely affect the trading price of our shares.

The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market.  Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not eligible as yet for trading on any national securities exchange.  Our common stock may be   quotation in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as "pink sheets."  These markets are highly illiquid.  Although we intend to apply for listing of our common stock on an exchange, there can be no assurance if and when the initial listing criteria could be met or if such application would be granted, or that the trading of the common stock will be sustained.  There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained.  In addition, there is a greater chance for market volatility for securities that quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock, or to obtain coverage for significant news events concerning us, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If our stockholders sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our common stock.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our articles of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $.001 per share.  There are approximately 52,450,100 authorized and unissued shares of our common stock which have not been reserved and are available for future issuance.  Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or to raise capital.  The issuance of additional shares of our common stock:

•	may significantly reduce the equity interest of our existing stockholders; and

•	may adversely affect prevailing market prices for our common stock.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the "penny stock" rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and our salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our management can obtain influence over a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

Although, our principal executive officers and directors currently do not own any of our outstanding common stock, this might change.  Mr. Jun Wang, our director and Chief Executive Officer, was at one time the owner of 50% of the equity in Beijing YSKN Machinery & Electronic Equipment Co., Ltd ("YSKN"), a company which is the record holder of 30.19% of our outstanding common stock.  He transferred his 50% interest in YSKN to a friend and, by means of his personal relationship with that friend, believes that he has the right to the return of that 50% interest upon request.  If Mr. Wang were to do so, he would have substantial influence over the actions of that substantial stockholder and the ability to influence matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions.  Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect your voting and other stockholders rights.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Capital outflow policies in China may hamper our ability to declare and pay dividends to our shareholders.

China has adopted currency and capital transfer regulations.  These regulations may require us to comply with complex regulations for the movement of capital.  Although our management believes that we will be in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to pay dividends to our shareholders outside of China.  In addition, under current Chinese law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital.  Accordingly, this reserve will not be available to be distributed as dividends to our shareholders.  We presently do not intend to pay dividends in the foreseeable future.  Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 15, 2008 regarding the number of shares of common stock beneficially owned by (i) each person or entity known to us to own more than 5% of our common stock; (ii) our Chief Executive Officer and our two other officers (the "Named Executive Officers"); (iii) our director; and (iv) all of our executive officers and our director as a group.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Shenyang Taiyu Electronic & Machinery Co., Ltd., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China. 110027.

Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of April 14, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percentage Beneficially Owned(1)(2)(3)
5% Stockholders:
Beijing YSKN Machinery & Electronic Equipment Co., Ltd(4)	6,808,000	30.19%
Yang In Cheol	3,848,000	17.06%
ShenYang ZhiCe Investment Co., Ltd	2,960,000	13.12%
Directors and Named Executive Officers
All Directors and named Executive Officers as a group	--	--
___________________________
(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934.  Unless otherwise noted, we believe that all person named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.  Unless otherwise noted, shares are owned of record and beneficially by the named beneficial owner.

(3)	Based on 22,549,900 shares of common stock issued and outstanding as of April 14, 2008.
(4)
Beijing YSKN Machinery & Electronic Equipment Co., Ltd ("YSKN") is a sales agent of Taiyu and is owned by Messrs. Liu Tong Yue and Li Fang, each holding 50% of the equitable and legal rights, title and interests in and to the share capital of YSKN.  Mr. Wang, our sole director, President and Chief Executive Officer Mr. Jun Wang, our director and Chief Executive Officer, was at one time the owner of 50% of the equity in YSKN. He transferred his 50% interest in YSKN to Mr. Liu Tong Yue, a friend, and, by means of his personal relationship with him, believes that he has the right to the return of that 50% interest upon request.

Executive Officers and Directors

The following persons became our executive officers and directors on April 14, 2008, upon effectiveness of the Share Exchange and hold the positions set forth opposite their respective names.

Name	Age	Position
Jun Wang	40	Sole Member of Board of Directors, President & Chief Executive Officer
Zhijuan Guo	43	Chief Financial Officer and Treasurer
Huajun Ai	37	Corporate Secretary

Our directors hold office for one-year terms and until their successors have been elected and qualified.  Our officers are elected annually by the board of directors and serve at the discretion of the board.

Biographies

Jun Wang, Chairman & CEO

Mr. Wang is one of the original founders of Taiyu in 2002.  Prior to that, from 2000 to 2002, he was the Vice General Manager of Beijing HotNet Company.  From 1996 to 1999, he was a sales manager for Honeywell International Inc.  From 1994 to 1996, he was a sales manager for Alfa Laval.  Mr. Wang obtained his Master's degree in Engineering from Tsinghua University in 1989.

Zhijuan Guo, CFO

Ms. Guo was appointed Chief Financial Officer of Taiyu in 2002.  Prior to that time, from December, 2000 to June, 2002, she served as the Production Planning Director of Shenyang Thermoelectric Co. Ltd.  From March, 1999 to November, 2000, she served as Auditing Director of Shenyang Dongyu Group Corp.  From July, 1993 to February, 1999, Ms. Guo served as Finance Manager of Shenyang Dongyu Real Estate Development Company.  Ms. Guo obtained her MBA degree from Shenyang NorthEastern University in 2001.

Huajun Ai, Corporate Secretary

Ms. Ai joined Taiyu in 2002 as Corporate Secretary.  Prior to that time, from December, 2000 to October, 2002, she served as an accountant at Shenyang Dongyu International Trade Co., Ltd.  Prior to that time, from July, 1994 to November, 2000 Ms. Ai served as an accountant at Northeast Jincheng Industrial Corp.  Ms. Ai obtained her Bachelor's degree in Foreign Trade Accounting from Shenyang North Eastern University in 1994.

There are no family relationships among our directors and executive officers.

Employment Agreements

On January 1, 2008, Taiyu entered into a three year employment agreement with Mr. Jun Wang, which agreement may be renewed at the end of the initial term upon mutual agreement between Mr. Jun Wang and Taiyu.  Either party shall give written notice to the other party of its intension not to renew the agreement at least 30 days prior to the end of the initial term.  Pursuant to the terms of the employment agreement, Mr. Jun Wang shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. In addition, Mr. Jun Wang shall be entitled to overtime pay in accordance with the applicable law.

On January 1, 2008, Taiyu entered into a three year employment agreement with Ms. Zhijuan Guo, at terms identical to the terms of the employment agreement with Mr. Jun Wang.

Executive Compensation

The following Summary Compensation Table sets forth, for the years indicated, all cash and other compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our Named Executive Officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods:

Name and Principal Position	Year	Salary ($)(1)	Other Annual Compensation ($)	Total ($)(1)
Jun Wang President and Chief Executive Officer	2005	17,808	--	17,808
	2006	18,000	--	18,000
	2007	18,000	--	18,000
Zhijuan Guo Treasurer and Chief Financial Officer	2005	10,684	--	10,684
	2006	10,684	--	10,684
	2007	10,684	--	10,684
___________________________
(1)           based on an exchange rate of 7.3 Yuan = $1.00

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007, there were no outstanding equity awards held by executive officers of our company.

Board Independence

Mr. Wang doe not qualify as "independent" director, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  As a requirement to listing the Company's common stock on The NASDAQ Capital Market or other exchange, the Company intends to add independent directors.  The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.  We reimburse our directors for reasonable expenses incurred in connection with their service as directors.  As of April 14, 2008, none of our directors received any compensation from us.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Committees

Audit Committee

We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.  The audit committee's duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We intend to establish a compensation committee of the board of directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Stock Incentive Plans

We have currently no stock incentive plan adopted.  We intend to adopt a stock incentive plan in order to further the growth and general prosperity of the Company by enabling our employees, contractors and service providers to acquire our common stock, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain its employees, contractors and service providers.

Certain Relationships and Related Transactions

YSKN, our 30.19% shareholder was one of our sales agent in 2006 and 2007 and one of our suppliers in 2006.  Sales through such sales agent amounted to $226,105 and $174,901 in the years 2006 and 2007, respectively.  During the year 2006 we purchased raw material from YSKN in the amount of 215,031; in the year 2007, however, we did not make any purchases of raw material from YSKN.  As of April 14, 2008, we currently owe to YSKN $138,585 from a loan provided by YSKN.  Our sales agency relationship with YSKN will not continue after the Share Exchange.

YSKN is held by Mr. Liu TongYue and Mr. Li Fang, each holding 50% of the equitable and legal rights, title and interests in and to the share capital of YSKN.  Mr. Wang, our sole director, President and Chief Executive Officer, was at one time the owner of 50% of the equity in YSKN. He transferred his 50% interest in YSKN to Mr. Liu Tong Yue, a friend ,and, by means of his personal relationship with him,, believes that he has the right to the return of that 50% interest upon request.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, we issued an aggregate of 18,500,000 shares of common stock to nine non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933).  The consideration for the issuance of these shares of common stock was the exchange by such nine non-U.S. persons of 100% of the share capital of Taiyu.  These issuances were exempt from registration requirements under Regulation S under the Securities Act of 1933, as amended.  The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933, on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

Description of our Securities

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  We refer to the copies of our articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by us is 75,000,000 shares of common stock with a par value of $0.001 per share.  No other class of stock is authorized.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and the Split-Off, our issued and outstanding securities, on a fully diluted basis, is as follows:

•	22,549,900 shares of common stock; approximately 82.04% of which shares will be held by the Taiyu Shareholders and approximately 17.96% of which are held by the existing shareholders of SmartHeat;

•	No shares of preferred stock;

•	No options to purchase any capital stock or securities convertible into capital stock; and

•	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price and Dividends

Taiyu is, and has always been a privately-held company and now is a wholly-owned subsidiary of the Company.  There is not, and never has been, a public market for the securities of Taiyu.  Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol PFGD.OTCBB, but there is currently no liquid trading market.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Our By-Laws provides, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of us and our stockholders (through stockholder derivative suits on behalf of us) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Anti-Takeover Effect of Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt.  These provisions have the following effects:

•	they provide that only business brought before an annual meeting by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

Market Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol PFGD.OTCBB, but there is currently no trading market.  We have notified the OTC bulletin board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange, National Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.  Our transfer agent's telephone number is (972) 612-4120.

Item 4.01	Changes in Registrant's Certifying Accountant

On April 14, 2008, we dismissed Dale Matheson Carr Hilton Labonte LLP ("DMCHL") as our independent accountants.  DMCHL had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of DMCHL is that, following the consummation of the Share Exchange on April 14. 2008, (i) the former stockholders of Taiyu own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Taiyu.  The independent registered public accountant of Taiyu for US accounting purposes was the firm of Goldman Parks Kurland Mohidin-GPKM LLP ( ("GPKM").  We believe that it is in our best interest to have GPKM continue to work with our business, and we therefore retained GPKM as our new principal independent registered accounting firm, effective as of April 15, 2008.  GPKM is located at 16133 Ventura Blvd., Suite 880, Encino, CA 91436.  The decision to change accountants was approved by our board of directors on April 14, 2008.

The report of DMCHL on our financial statements for the period from August 4, 2006 (inception) through our fiscal year ended October 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through April 15, 2008, there were no disagreements with DMCHL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DMCHL, would have caused it to make reference to the matter in connection with its reports.

From our inception through April 14, 2008, we did not consult GPKM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to DMCHL and requested it to furnish us a letter addressed to the SEC as to whether DMCHL agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of DMCHL's letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Exchange, on April 14, 2008, Mr. Jun Wang, the Chairman and Chief Executive Officer of Taiyu was appointed to the board of directors of the Company effective as of the closing on April 14, 2008.  Mr. Jason Schlombs resigned as a director, effective as of the close of business on April 15, 2008.  As a result, Mr. Jun Wang became our sole member of our board of directors.

Following the Share Exchange, Mr. Schlombs resigned as President, Chief Executive Officer, Secretary and Treasurer of the Company and Mr. Jun Wang was appointed as President and Chief Executive Officer, Ms. Zhijuan Guo as Chief Financial Officer and Ms. Huajun Ai as Corporate Secretary.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which Mr. Jun Wang, Ms. Zhijuan Guo and Ms. Huajun Ai had or will have a direct or indirect material interest, other than the ownership of shares of our common stock as a result of the share exchange transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On April 14, 2008, we changed our name from Pacific Goldrim Resources, Inc. to SmartHeat Inc by merging our wholly owned subsidiary SmartHeat Inc., a Nevada corporation, into Goldrim.  On April 16, 2008 our board of directors adopted new by-laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

On April 14, 2008, our board of directors approved a change in our fiscal year from a fiscal year ending October 31 to a fiscal year ending on December 31.  The change in our fiscal year took effect on April 14, 2008 and, therefore, there will be no transition period in connection with this change of fiscal year-end.  Our 2008 fiscal year will end on December 31, 2008.

Item 5.06	Change in Shell Company Status

On April 14, 2008, we consummated the transactions contemplated by the Share Exchange Agreement.  As a result of the consummation of the Share Exchange described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Taiyu's audited financial statements for the fiscal years ended December 31, 2006 and 2007.

The unaudited financial statements of Taiyu for the three-month interim periods ended March 31, 2008, and 2007 will be filed in a Current Report on Form 8-K/A within the next 45 days.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of the Company and Taiyu after giving effect to the share exchange transaction.  In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, Taiyu is considered the accounting acquiror.  The share exchange transaction was completed on April 14, 2008.  Because Taiyu's owners as a group retained or received the larger portion of the voting rights in the combined entity and Taiyu's senior management represents a majority of the senior management of the combined entity, Taiyu is considered the acquiror for accounting purposes and will account for the share exchange transaction as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of Taiyu.  Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet presents the accounts of the Company and Taiyu as if the acquisition of Taiyu by the Company occurred on December 31, 2007.  The unaudited pro forma consolidated statements of operations present the accounts of the Company and Taiyu for the year ended December 31, 2007 as if the acquisition occurred on January 1, 2007 for income statement purpose.

Reclassifications have been made to historical financial statements to conform to our historical financial statement presentation.

The unaudited pro forma combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Plan of Operations" under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Taiyu.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.

(d)           Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

2.1
Share Exchange Agreement and Plan of Reorganization by and among SmartHeat Inc. ("SmartHeat"), Shenyang Taiyu Electronic & Machinery Co., Ltd. ("Taiyu") and all of the shareholders of Taiyu (the "Taiyu Shareholders") dated April 14, 2008

2.2	Articles of Exchange between Taiyu and SmartHeat, dated April 14, 2008

2.3	Articles of Merger between Pacific Goldrim Resources, Inc. and SmartHeat, dated April 14, 2008

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 filed on December 22, 2006)

3.2	By-Laws adopted April 15, 2008

4.1	Specimen Stock Certificate.

10.1	English Translation of Employment Agreement between Taiyu and Jun Wang, dated January 1, 2008

10.2	English Translation of Employment Agreement between Taiyu and Zhijuan Guo, dated January 1, 2008

10.3	Certificate of Appointment by Sondex A/S of Taiyu as Authorized Dealer in China, dated March 2006 and letter naming Taiyu as Dealer of North China, dated May 5, 2006

Exhibit Number	Description

10.4	Form of Purchase Order for with Sondex A/S

10.5	English Translation of Sales Contract between Taiyu and Dalkia (Jiamusi) Urban Heating Company Ltd, dated June 18, 2007

10.6	Form of Purchase Order

10.7	English Translation of Loan Agreement with Citibank (China) Co., Ltd., dated June 25, 2007

10.8	English Translation of Loan Agreement with China CITIC Bank, dated April 17, 2007

10.9	Resignation Letter from Jason Schlombs, dated April 15, 2008

10.10	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between SmartHeat and Goldrim Holding, Inc., dated April 14, 2008

10.11	Stock Purchase Agreement between Jason Schlombs and SmartHeat, dated April 14, 2008

16.1	Letter from Dale Matheson Carr Hilton Labonte LLP, dated April 18, 2008

99.1
Combined balance sheets of Taiyu for the year ended December 31, 2007 and the three months ended December 31, 2007 (unaudited) and the combined statements of income and other comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006

99.2	Unaudited pro forma combined financial statements of Taiyu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmartHeat Inc.
/s/ Jun Wang
Date: April 18, 2008	By:	Jun Wang
Name: Jun Wang
Title: Chairman & CEO

INDEX TO EXHIBITS

Exhibit Number	Description

2.1
Share Exchange Agreement and Plan of Reorganization by and among SmartHeat Inc. ("SmartHeat"), Shenyang Taiyu Electronic & Machinery Co., Ltd. ("Taiyu") and all of the shareholders of Taiyu (the "Taiyu Shareholders") dated April 14, 2008

2.2	Articles of Exchange between Taiyu and SmartHeat, dated April 14, 2008

2.3	Articles of Merger between Pacific Goldrim Resources, Inc. and SmartHeat, dated April 14, 2008

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 filed on December 22, 2006)

3.2	By-Laws adopted April 15, 2008

4.1	Specimen Stock Certificate.

10.1	English Translation of Employment Agreement between Taiyu and Jun Wang, dated January 1, 2008

10.2	English Translation of Employment Agreement between Taiyu and Zhijuan Guo, dated January 1, 2008

10.3	Certificate of Appointment by Sondex A/S of Taiyu as Authorized Dealer in China, dated March 2006 and letter naming Taiyu as Dealer of North China, dated May 5, 2006

10.4	Form of Purchase Order for with Sondex A/S

10.5	English Translation of Sales Contract between Taiyu and Dalkia (Jiamusi) Urban Heating Company Ltd, dated June 18, 2007

10.6	Form of Purchase Order

10.7	English Translation of Loan Agreement with Citibank (China) Co., Ltd., dated June 25, 2007

10.8	English Translation of Loan Agreement with China CITIC Bank, dated April 17, 2007

10.9	Resignation Letter from Jason Schlombs, dated April 15, 2008

10.10	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between SmartHeat and Goldrim Holding, Inc., dated April 14, 2008

10.11	Stock Purchase Agreement between Jason Schlombs and SmartHeat, dated April 14, 2008

16.1	Letter from Dale Matheson Carr Hilton Labonte LLP, dated April 18, 2008

99.1
Combined balance sheets of Taiyu for the year ended December 31, 2007 and the three months ended December 31, 2007 (unaudited) and the combined statements of income and other comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006

99.2	Unaudited pro forma combined financial statements of Taiyu